Exhibit 4.6

Warrant No.	NUMBER OF WARRANT(S) ______________

EXERCISABLE DURING THE PERIOD COMMENCING NOVEMBER 2, 2002

AND TERMINATING AT 5:00 P.M. NOVEMBER 2, 2007

EXCEPT AS PROVIDED BELOW

CUSIP 37944Q111

WARRANT TO PURCHASE COMMON STOCK OF

GLOBAL SIGNAL INC.

This Certifies that

or registered assigns, is the owner of the number of WARRANTS set forth above, each of which represents the right, at any time after November 2, 2002 and on or before 5:00 p.m., New York City time, on November 2, 2007, to purchase from Global Signal Inc., a Delaware corporation (the “Company”), at the price of $17.06 (the “Exercise Price”), two shares of Common Stock, $.01 par value, of the Company as such stock was constituted as of November 1, 2002, subject to adjustment as provided in the Warrant Agreement hereinafter referred to, upon surrender hereof, with the subscription form on the reverse hereof duly executed, by hand or by mail to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038, or to any successor thereto, as the warrant agent under the Warrant Agreement, at the office of such successor maintained for such purpose (any such warrant agent being herein called the “Warrant Agent”) (or, if such exercise shall be in connection with an underwritten Public Offering of shares of such Common Stock (as such term and other capitalized terms used herein are defined in the Warrant Agreement) subject to the Warrant Agreement, at the location at which the Company shall have agreed to deliver such securities), and simultaneous payment in full (by certified or official bank or bank cashier’s check payable to the order of the Company) of the Exercise Price in respect of each

Warrant represented by this Warrant Certificate that is so exercised, all subject to the terms and conditions hereof and of the Warrant Agreement. Upon any partial exercise of the Warrants represented by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate representing the Warrants that were not exercised. No fractional shares may be issued upon the exercise of rights to purchase hereunder, and as to any fraction of a share otherwise issuable, the Company will make a cash adjustment in lieu of such issuance, as provided in the Warrant Agreement.

This Warrant Certificate is issued under and in accordance with a Warrant Agreement, dated as of February 13, 2006 (the “Warrant Agreement”), between the Company and American Stock Transfer & Trust Company, as Warrant Agent, and is subject to the terms and provisions contained therein, all of which terms and provisions the holder of this Warrant Certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the above mentioned office of the Warrant Agent and may be obtained by writing to the Warrant Agent.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Dated:

President	Secretary

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(New York, N.Y.)	TRANSFER AGENT AND REGISTRAR

By:
AUTHORIZED SIGNATURE

GLOBAL SIGNAL, INC.

The transfer of this Warrant Certificate and all rights hereunder is registrable by the registered holder hereof, in whole or part, on the register of the Company upon surrender of this Warrant Certificate at the office or agency of the Company or the office of the Warrant Agent maintained for such purpose at American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038, duly endorsed or accompanied by a written instrument of transfer duly executed and in form satisfactory to the Company and the Warrant Agent, by the registered holder hereof or his attorney duly authorized in writing and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer or registration thereof. Upon any partial transfer the Company will cause to be delivered to such holder a new Warrant Certificate or Certificates with respect to any portion not so transferred.

This Warrant Certificate may be exchanged at the office or agency of the Company or the office of the Warrant Agent maintained for such purpose at American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038, for Warrant Certificates representing the same aggregate number of Warrants, each new Warrant Certificate to represent such number of Warrants as the holder hereof shall designate at the time of such exchange.

Prior to the exercise of the Warrants represented hereby, the holder of this Warrant Certificate, as such, shall not be entitled to any rights of a stockholder of the Company, including, but not limited to, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or, except as provided in the Warrant Agreement, to receive any notice of meetings of stockholders, and shall not be entitled to receive notice of any proceedings of the Company except as provided in the Warrant Agreement. Nothing contained herein shall be construed as imposing any liabilities upon the holder of this Warrant Certificate to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

This Warrant Certificate shall be void and all rights represented hereby shall cease unless exercised on or before the close of business on November 2, 2007. This Warrant Certificate shall not be valid for any purpose until it shall have been manually countersigned by an authorized signatory of the Warrant Agent. Witness the facsimile seal of the Company and the signature of its duly authorized officer.

	SUBSCRIPTION FORM	FORM OF ASSIGNMENT
(to be executed only upon exercise of warrant)
	TO GLOBAL SIGNAL, INC. American Stock Transfer & Trust Company., as Warrant Agent	FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant Certificate hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant Certificate, with respect to the number of warrants set forth below:
The undersigned (a) irrevocably exercises the Warrants represented by the within Warrant Certificate, (b) purchases two shares of Common Stock of Global Signal Inc. (before giving effect to the adjustments provided in the Warrant Agreement referred to in the within Warrant Certificate) for each Warrant so exercised and herewith makes payment in full of the purchase price of $17.06 in respect of each Warrant so exercised as provided in the Warrant Agreement (such payment being by certified or official bank or bank cashier’s check payable to the order of Global Signal Inc.), all on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement, (iii) surrenders this Warrant Certificate and all right, title, and interest therein to Global Signal Inc., and (iv) directs that the securities or other property deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

		Name Of Assignee	Address	No. Of Warrants

Please insert social security or other identifying number of Assignee and does hereby irrevocably constitute and appoint __________________ attorney to make such transfer on the books of Global Signal Inc. maintained for that purpose, with full power of substitution in the premises.

Dated: _______________, ____
Dated:	(Owner)*

	(Signature Of Authorized Representative)	Signature Of Authorized Representative

	(Street Address)			(Street Address)

(City) (State) (Zip Code)
	(City) (State) (Zip Code)	Signature Guaranteed _______________**
Securities or property to be issued and delivered to

*         The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

**       The signature must be guaranteed by a securities transfer agents medallion program (“stamp”) participant or an institution receiving prior approval from the Warrant Agent.

Signature Guaranteed**
Please insert social security or other identifying number:
Name
Street Address
City, State, and Zip Code